Exhibit 32

Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with Amendment No. 1 to the Annual Report on Form 10-K/A of American Capital Agency Corp. (the “Company”), for the period ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Malon Wilkus as Chief Executive Officer of the Company, and John R. Erickson, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that:

1. The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MALON WILKUS
Name:	Malon Wilkus

Title:	Chairman of the Board of Directors, President and Chief Executive Officer

Date:	June 26, 2009

/s/ JOHN R. ERICKSON
Name:	John R. Erickson

Title:	Chief Financial Officer and Executive Vice President

Date:	June 26, 2009

The certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.